Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Offering Document on Form 1-A of Indicia Corporation (the “Company”) of our report dated September 3, 2025, relating to our audit of the consolidated financial statements of the Company for the period from January 1, 2025 to April 30, 2025 and for the period from November 20, 2024 (Inception) to December 31, 2024. We also consent to the reference to us under the caption “Experts” in the Form 1-A.

Tampa, Florida

October 29, 2025

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707